                               LumenX Corporation

                                   REGULATIONS

                                    ARTICLE I

                                     OFFICES


Section 1. The principal office shall be in the City of Cleveland, County of Cuyahoga, State of Ohio.

Section 2. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

Section 1. Meetings of the shareholders shall be in the City of Muncie, State of Indiana.

Section 2. An annual meeting of the shareholders, commencing with the year 1994, shall be held on such date and time as may be designated by the board of directors when they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice stating the time, place and purpose of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven (7) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to notice of the meeting by or at the direction of the president or a vice president or the secretary or an assistant secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 4. Meetings of the shareholders may be called by the president or a vice president, or the directors by action at a meeting, or a majority of the directors acting without a meeting or by the secretary of the corporation upon the order of the board of directors, or by the persons who hold twenty-five per cent of all the shares outstanding and entitled to vote thereat. Upon the request in writing delivered either in person or by registered mail to the president or secretary by any persons entitled to call a meeting of the shareholders, such officer shall forthwith cause notice to be given to the shareholders entitled thereto. If such request be refused, then the persons making such request may call a meeting by giving notice in the manner provided in these regulations.

Section 5. Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice.

Section 6. Upon request of any shareholders at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the record date of such meeting, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima-facie evidence of the facts shown therein.

Section 7. The holders of a majority of the shares issued and outstanding having voting power, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business, except that at any meeting of shareholders called to take any action which is authorized or regulated by statute, in order to constitute a quorum, there shall be present in person or represented by proxy the holders of record of shares entitling them to exercise the voting power required by statute, the articles of incorporation, or these regulations, to authorize or take the action proposed or stated in the notice of the meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. At every meeting of shareholders, each outstanding share having voting power shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders, subject to the provisions with respect to cumulative voting set forth in this section. If notice in writing is given by any shareholder to the president, a vice president or the secretary, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of such meeting shall have been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time, that he desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit. A shareholder shall be entitled to vote even though his shares have not been fully paid, but shares upon which an installment of the purchase price is overdue and unpaid shall not be voted.

Section 10. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

Section 11. Unless the articles or these regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

                                   ARTICLE III

                                    DIRECTORS

Section 1. The number of directors, which shall not be less than three, may be fixed or changed at a meeting of shareholders called for the purpose of electing directors. The first board shall consist of three (3) directors. Except where the law, the articles of incorporation, or these regulations require any action to be authorized or taken by shareholders, all of the authority of the corporation shall be exercised by the directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 2 of this article, and each director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called for that purpose. Directors need not be shareholders.

Section 2. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall by a vote of a majority of their number, choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

Section 3. For their own government the directors may adopt by-laws not inconsistent with the articles of incorporation or these regulations.

Section 4. The directors may hold their meeting, and keep the books of the corporation, outside the State of Ohio, at such places as they may from time to time determine but, if no transfer agent is appointed to act for the corporation in Ohio, it shall keep an office in Ohio at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.


                                   COMMITTEES

Section 5. The directors may at any time elect three or more of their number as an executive committee or other committees, which shall, in the interval between meetings of the board of directors, exercise such powers and perform such duties as may from time to time be prescribed by the board of directors. Any such committee shall be subject at all times to the control and direction of the board of directors. Unless otherwise ordered by the board of directors, any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members. An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the board of directors.

Section 6. The committee shall keep regular minutes of their proceedings and report the same to the board when required.

                            COMPENSATION OF DIRECTORS

Section 7. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 8. Members of the executive committee or other committees may be allowed like compensation for attending committee meetings.

                              MEETINGS OF THE BOARD

Section 9. The first meeting of each newly elected board shall be held at such time and place, either within or without the State of Ohio, as shall be fixed by the vote of the shareholders at the annual meeting, of which two days' notice shall be delivered personally or sent by mail or telegram to each newly elected director. Such meeting may be held at any place or time as may be fixed by the consent in writing of all the directors, given either before or after the meeting.

Section 10. Regular meetings of the board may be held at such time and place, either within or without the State of Ohio, as shall be determined by the board.

Section 11. Special meetings of the board may be called by the president, any vice president, or by two directors on two days' notice to each director, either delivered personally or sent by mail, telegram or cablegram. The notice need not specify the purposes of the meeting.

Section 12. At all meetings of the board (SC) directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these regulations. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of adjournment of a meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

Section 13. Unless the articles or these regulations prohibit the authorization or taking of any action of the directors without a meeting, any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

                              REMOVAL OF DIRECTORS

Section 14. All the directors, or all the directors of a particular class, if any, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, if any, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, is cumulatively voted at an election of all the directors, or all the directors of a particular class, if any, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

                                   ARTICLE IV

                                    NOTICES

Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors and shareholders may also be given by telegram or telephone.

Section 2. Notice of the time, place and purposes of any meeting of shareholders or directors as the case may be, whether required by law, the articles of incorporation or these regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, or by any director, which writing shall be filed with or entered upon the records of the meeting.

                                    ARTICLE V

                                    OFFICERS

Section 1. The officers of the corporation shall be chosen by the directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more of such offices except the offices of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these regulations to be executed, acknowledged or verified by any two or more officers.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a vice president, a secretary and a treasurer, none of whom need be a member of the board.

Section 3. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                                  THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors, shall be ex officio a member of the executive committee or any other committee, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE PRESIDENTS

Section 8. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

Section 10. The assistant secretaries in the order of their seniority unless otherwise determine by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

Section 1. The Corporation shall indemnify each person who is or was a director, officer or employee of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled: (b) as to amounts paid or payable to the corporation for an accounting of profits in fact made from the purchase or sale of securities of the corporation within the meaning of section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

Section 2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the directors, officer or employee has met the applicable standards of conduct set forth in this Article SIX; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the corporation) shall deliver to the corporation its written opinion that such director, officer or employee has met such applicable standards, in an action brought either by the corporation, or by the director, officer of employee seeking indemnification, applying de novo such action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in this Article SIX.

Section 3. As used in this Article SIX, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or finds or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Article SIX.

Section 4. The provisions of this Article SIX shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer of employee.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

Section 1. Each holder of shares is entitled to one or more certificates, signed by the president or a vice president and by the secretary, an assistant secretary, the treasurer, or an assistant treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation. Every certificate shall state that the corporation is organized under the laws of Ohio, the name of the person to whom the shares represented by the certificate are issued, the number of shares represented by the certificate, and the par value of each share represented by it or that the shares are without par value, and if the shares are classified, the designation of the class, and the series, if any, of the shares represented by the certificate. There shall also be stated on the face or back of the certificate the express terms, if any, of the shares represented by the certificate and of the other class or classes and series of shares, if any, which the corporation is authorized to issue, or a summary of such express terms, or that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor, or that a copy of such express terms is attached to and by reference made a part of such certificate and that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefor if the copy has become detached from the certificate.

Section 2. In case of any restriction on transferability of shares or reservation of lien thereon, the certificate representing such shares shall set forth on the face or back thereof the statements required by the General Corporation Law of Ohio to make such restrictions or reservations effective.

Section 3. Where a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of the officers specified in section 1 of this article may be facsimile, engraved, stamped, or printed. Although any officer of the corporation, whose manual or facsimile signature has been placed upon such certificate, ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                                LOST CERTIFICATES

Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6. For any lawful purpose, including without limitation, (1) the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2) and (3) above, shall not be more than sixty days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

Section 7. If a meeting of the shareholders is called by persons entitled to call the same, or action is taken by shareholders without a meeting, and if the directors fail or refuse, within such time as the persons calling such meeting or initiating such other action may request, to fix a record date for the purpose of determining the shareholders entitled to receive notice of or vote at such meeting, or to participate in the execution of written consents, waivers, or releases, then the persons calling such meeting or initiating such other action may fix a record date for such purposes, subject to the limitations set forth in section 6 of this article.

Section 8. The record date for the purpose of clause (1) of section 6 of this article shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in section 6 of this article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

Section 9. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in section 6 of this article, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

Section 10. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of Ohio.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

Section 1. The board of directors may declare and the corporation may pay dividends and distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

Section 2. Before payment of any dividend or distribution, there may be set aside out of any funds of the corporation available for dividends or distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

Section 3. At the annual meeting of shareholders, or the meeting held in lieu of it, the corporation shall prepare and lay before the shareholders a financial statement consisting of: A balance sheet containing a summary of the assets, liabilities, stated capital, if any, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the corporation as of a date not more than four months before such meeting; if such meeting is an adjourned meeting, the balance sheet may be as of a date not more than four months before the date of the meeting as originally convened; and a statement of profit and loss and surplus, including a summary of profits, dividends or distributions paid, and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of the balance sheet, or in the case of the first statement of profit and loss, from the incorporation of the corporation to the date of the balance sheet.
The financial statement shall have appended to it a certificate signed by the president or a vice president or the treasurer or an assistant treasurer or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent for the period covered thereby, or to the effect that the financial statements have been prepared on the basis of accounting practices and principles that are reasonable in the circumstances.

Section 4. Upon the written request of any shareholder made within sixty days after notice of any such meeting has been given, the corporation, not later than the fifth day after receiving such request or the fifth day before such meeting, whichever is the later date, shall mail to such shareholder a copy of such financial statement.

                                     CHECKS

Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.


                                   FISCAL YEAR

Section 6. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

Section 7. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Ohio." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                   AMENDMENTS

Section 1. These regulations may be amended or new regulations adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal, at any regular meeting of the shareholders, or at any special meeting of the shareholders if notice of the proposal to amend or add to the regulations be contained in the notice of the meeting, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.